Exhibit 99.1

High and New Technology Industrial Development Zone
Binhai, Tianjin
Enterprise (Institution)

Labor Contract

Made by Labor Personnel Bureau of High and New Technology Industrial Development Zone, Binhai, Tianjin

Instructions
1、Both parties should read the contract carefully before signing. The contract will take effect immediately once signed and both parties should perform strictly.

2、The contract should signed by legal representative (agent) of employer (Party A) and employee (Party B), and there need to be seal on the contract.

3、Blanks of the contract should be filled by both parties after consultation and both parties shouldn’t violate the laws and regulations. Please annotate “Blank” on blanks which aren’t necessary to be filled.

4、It contains standard working hours, flexible working hours and comprehensive calculation of working hours in the system of working hours. It should be approved by department of labor and social security if Party A decides to put system of flexible working hours and comprehensive calculation of working hours into use.

5、As for outstanding issues of the contract, both parties can sign supplementary agreements. The above supplementary agreements should be regarded as an annex of the contract and be performed together with the contract.

6、Both parties should sign the contract seriously and can’t be altered without authorization.

7、Each party should hold the contract (including the annex) after signing.

Both parties signed the contract on the principle of equality, fairness, justice, consensus and honesty according to Labor Law and Labor Contract Law.
1、Labor Contract Period

Both parties choose the                                   working hours system to determine labor contract period.
(1)  Contract of standard working hours
From                       to                       .Probation is from                       to                       .

(2)  Contract of flexible working hours
From                       to                       .Probation is from                       to                       .

(3)  Contract of comprehensive calculation of working hours

2、Working place
(1)Party B’s working zone or place is                                                          .Except for temporary work or short term training.

(2)Party A can assign Party B to work in other places if necessary.

3、Working content
(1)Party A assigns Party B to be engaged in                                                           , Party A can adjust Party B’s work if necessary during the contract period.

(2)Party B should finish index of quantity and quality and other tasks in accordance with requirements.
Job requirements:

4、Payment
(1)Party A should be responsible for Party B’s payment according to related regulations and take the                       (①paying before work②paying after work) system. Payment period is from                       to                       .

(2)Party A should pay Party B through                                              (cash, bank transfer) monthly. The way of calculating the payment is

①Piecework wage executed by                                              .

②Time wage. Monthly salary is RMB                       which including                       or executed by                                              .

Salary during the probation is RMB                                               .

(3)In the case of production stopping or shutdown because of Party A, Party A should pay Party B in accordance with the last standard (not including overtime wage, bonus and allowance) within the payment period. If it is not in the payment period, Party A should pay the cost of living for RMB                                              or executed by                                              .

5、Working time and resting

(1)Party A should execute the following system of working hours:

①Standard working hours, No long than 8 hours per day, No long than 40 hours per week, resting at least one day per week.

②Comprehensive calculation of working hours.

③Flexible working hours.

It should be approved by department of labor and social security if Party A decides to put system ② and ③ into use.

(2)Party A promises Party B has the right to rest according to related regulations.

(3)Party A can extend working hours after consultation with trade union and Party B, but the extension time should be no long than one hour. If Party A needs to extend working hours because of special cases, it should be on the basis of Party B’s health. The extension time should not long than three hours per day and 36 hours per month.

(4)Party A should pay higher than salary of normal working time according to Labor Law and other regulations if he/she extends Party B’s working hours.

6、Social insurance and welfare

(1)Both parties should participate the social insurance, including endowment insurance, unemployment insurance, medical insurance, industrial injury insurance, and maternity insurance and so on, and both parties should fulfill payment obligations. Party A should make sure that Party B has the insurance rights according to related regulations of China and Tianjin.

(2)If Party B needs medical care because of illness or non-work-related injury , Party A should allow medical treatment period for 3 months to 24 months according to Party B’s actual working time and working time for Party A. During the medical treatment period, Party B’s salary and welfare should be executed in accordance with related regulations.

(3)Party B’s welfare of occupational diseases and work-related injury should be executed in accordance with related regulations of China and Tianjin.

(4)Party B’s welfare of death should be executed in accordance with related regulations of China and Tianjin.

(5)Party B’s other welfares should be executed in accordance with related regulations of China and Tianjin.

7、Labor protection and conditions

(1)Party A should provide safe and healthy working conditions, distribute necessary labor protection supplies and keep Party B safe and healthy during working in accordance with regulations about Labor safety, healthy and protection of China and Tianjin.

(2)Party A should provide to Party B safety education and skills training. In case of Party B’s special operations, Party A should provide special trainings and obtain special operations qualifications.

(3)Party A should provide free medical examination regularly if Party B engages in toxic and hazardous operations. Party A forbids arranging work prohibited by laws if Party B are women who are in their pregnancy period or lactation and minors workers (16 years old to 18 years old).

(4)Party B should comply with regulations about labor safety and health and operation rules during working. Party B has the right to criticize, impeach and accuse if he/she has to face conditions endangering safety and health.

(5)Outstanding issues about labor protection and conditions should be executed according to laws and regulations of China.

8、Labor discipline

(1)Party A has the right to formulate rules, regulations and disciplines according to Chinese laws and implement rewards and punishments.

(2)Party B should comply with rules and regulations discussed and publicized by the workers congress. Party B should observe labor discipline, obey Party A’s management and conserve commercial secrets.

9、Performance, change and termination of contract

(1) Performance, change, renewal and termination of contract should be done according to Labor Law and other regulations of China.

(2)Party A should issue termination certification and handle transfer procedures of archives and insurance relationship within 15 days when the labor contract is terminated.

Party B should finish working handover according to the contract. Economic compensation should be paid during the handover period if necessary.

10、Others needed to be agreed by both parties

11、Handling of labor disputes

(1)The contract take effect immediately once signed. Both parties should perform the contract comprehensively and execute regulations of change, termination, renewal and economic compensation of the contract.

(2)Both parties could settle the disputes through negotiation. Both parties could apply mediation to labor dispute mediation committee if they are unwilling to negotiating or no agreement is reached through consultation. Both parties could apply arbitration to labor dispute arbitration committee if no agreement is reached through mediation. Both parties could also apply arbitration to labor dispute arbitration committee directly. Party who requests for arbitration should submit a written application to labor dispute arbitration committee within 60 days since the date of the occurrence of labor dispute. Party who is disaffected about the arbitration could apply litigation to the People’s Court within 15 days since the date of receiving the arbitration award.

12、Others

(1)Party B should inform Party A in time if any change of  domicile, resident place or connective ways happens during the contract period.

Contract renewal

Both parties agree to renew the contract for                       years through consultation. Period is from                       to                       .

Party A(Seal)	Party B(Signature or seal)

Legal representative or agent
(Signature or seal)

Date:	Date:

The contract has no conflicts with related laws and regulations of China and Tianjin and can be filed after reviewing.

Registration organ(Seal)	Registration officer(Seal)

Registration date:

Contract change
Contract changes:
1.

2.

Party A(Seal)	Party B(Signature or seal)

Legal representative or agent
(Signature or seal)

Date:	Date:

The contract has no conflicts with related laws and regulations of China and Tianjin and can be filed after reviewing.

Registration organ(Seal)	Registration officer(Seal)

Registration date:

Party A: Legal representative: Title: Main responsible person: Title: Registered address: Business address:

Party B: Sex: Age: ID card number: Home address: Post code: Domicile: Copy of ID card:

(1)Outstanding issues of the contract should be executed by related regulations.Both parties should settle disputes through equal consultation.

(2)The contract shouldn’t be altered.

(3)If any difference between Chinese version and English version happens,Chinese version should prevail.

(4) The contract should be in duplicate and each party holds one.

(5)Attachments of the contract:

Party A(Seal) Legal representative or agent (Signature or seal) Date:	Party B(Signature or seal) Date:

The contract has no conflicts with related laws and regulations of China and Tianjin and can be filed after reviewing.

Registration organ(Seal)	Registration officer(Seal)

Registration date: